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Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT


The following is a listing of all subsidiaries of The Seibels Bruce Group, Inc. as of December 31, 1997:


   Subsidiary                                 State or Jurisdiction of Incorporation
   ----------                                 --------------------------------------
   South Carolina Insurance Company                           South Carolina

   Catawba Insurance Company                                  South Carolina

   Universal Insurance Company                                North Carolina

   Kentucky Insurance Company                                 Kentucky

   The Innovative Company                                     North Carolina

   Seibels Bruce & Company                                    South Carolina

   Consolidated American Insurance Company                    South Carolina

   Premium Budget Plan, Inc.                                  North Carolina

   Seibels Bruce Specialty, Inc.                              South Carolina

   Investors National Life Insurance Company of S.C.          South Carolina

   Policy Finance Company                                     South Carolina

   Agency Specialty of Kentucky, Inc.                         Kentucky

   Seibels Bruce Service Corporation                          South Carolina

   FLT Plus, Inc.                                             South Carolina





The financial statements of these subsidiaries are included in the Registrant's consolidated financial statements.





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